1290 Avenue of the Americas, 3rd Fl.
New York, NY 10104
Telephone Number: 212/884-7088           Fax Number: 212/884-7313m

November 7, 2003


JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA  02028

Gentlemen:

                  Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC"), as Agent and Lender, and Fleet Bank, N.A., f/k/a Natwest Bank, N.A ("Fleet") as Lender, and Jaco, Nexus and Interface, dated September 13, 1995, as supplemented and amended from time to time, (the "Agreement"). Both GMAC and Fleet may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

                  WHEREAS you have informed us that you are in default of your minimum EBITDA requirement under Section 18(g) of the Agreement as amended, for the period ending September 30, 2003, and you have requested that we waive the default relating to your EBITDA requirement for the period ending September 30, 2003 only; and

                  WHEREAS the Lenders are willing to agree to waive the above described default subject to the terms and conditions stated herein below;

                  NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

               1. The Lenders hereby waive the Debtors default of their minimum EBITDA requirement, as required by Section 18(g) (as amended) of the Agreement for only the period terminating on September 30, 2003 and only if such EBITDA for such period is at least $300,000.00.

               2. Effective as of the date hereof, the definition of "Contract Rate" as set forth in Section 1 of the Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                           ""Contract Rate" means an interest rate per annum equal to the Alternate Base Rate plus one (1.0%) percent. "Alternate Base Rate" shall have the meaning ascribed to such term in Section 1 of the Agreement. The "LIBO Rate" shall no longer be an available option to the Debtors."

               3. The Contract Rate as stated in Section 2 above shall increase to an interest rate per annum equal to the Alternate Base Rate plus two (2%) percent, if the Debtors shall have not arranged for a suitable replacement lender ("Replacement Lender") to payout the pro-rata outstanding obligations owing by Debtors to Fleet under the Agreement and replace Fleet as a lender under the Agreement (which Replacement Lender shall be acceptable to the Agent in its sole discretion) by December 31, 2003.

               4. In consideration of the foregoing, the Debtors agree to pay to the Agent for the pro-rata benefit of the Lenders a waiver fee of $25,000.00 payable as of the date of this letter.

               5. It is hereby agreed that the second sentence of Section 7 of a certain amendment letter, dated September 19,2003, to the Agreement shall be deleted in its entirety and replaced with the following sentence;

                           "If Fleet shall not have been replaced by a Replacement Lender by December 31, 2003, the Debtors agree to pay, on December 31, 2003 and on the last day of every calendar quarter thereafter during which Fleet has not been replaced by a Replacement Lender, to the Agent for the pro-rata share of the Lenders, an additional fee of $125,000.00 for each such quarter."

               6. The fees provided for in Sections 4 and 5 above may be automatically charged by the Agent to the Debtors account as of the due date of such fees.


               7. The waiver provided herein is only with respect to the section of the Agreement referred to above, and only for the time period referred to above, and should not be construed as a waiver of your compliance with any other provisions of the Agreement, nor as waiver of the provisions of the specific section referred to above for any other time period.

               8. By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date (for purposes hereof, "Termination Date" shall mean October 31, 2004, or any extended termination date, or any earlier termination date, whether by acceleration or otherwise).

9. By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent that as of the date hereof, they are in full compliance with all covenants under the Agreement (except as waived above) and certify that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof.

                  Except as herein specifically amended, the Agreement, as previously amended shall remain in full force and effect in accordance with its terms.

                  If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

SIGNATURES FOLLOW ON THE NEXT PAGE

                                      Very truly yours,
                                      GMAC COMMERCIAL FINANCE LLC
                                      (as Agent and Lender)

                                      By: /s/ David Duffy
                                         --------------------------
                                        Title:Senior Vice President

AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.              FLEET BANK, N.A.
                                                     (as Lender)

By: /s/ Jeffrey D. Gash                     By: /s/ Kenneth R. Geiger
    ------------------------------          -------------------------------
    Title:Executive Vice President          Title:Managed Assets Officer
          Finance

NEXUS CUSTOM ELECTRONICS, INC.      INTERFACE ELECTRONICS CORP.

By: /s/ Jeffrey D. Gash                  By: /s/ Jeffrey D. Gash
    ------------------------------       ------------------------------
 Title:Executive Vice President          Title:Executive Vice President
           Finance                             Finance



                                                RATIFICATION OF GUARANTOR
By its signature below, Jaco Overseas, Inc. hereby ratifies its guaranty of the Agreement, as such Agreement has been amended from time to time, and hereby agrees to be liable for all of the Obligations under the Guaranty with respect to the Agreement as amended from time to time, including but not limited to by this amendment and any previous amendments, and hereby agrees that the said Guaranty shall continue to apply and remain in full force and effect with respect to the amended Agreement and hereby agrees and consents that a certain General Loan and Security Agreement dated January 20, 1989, shall continue to be in full force and effect and apply to the amended Agreement, and it further hereby agrees to make all payments of all its Obligations under the said Guaranty and General Loan and Security Agreement to GMAC Commercial Finance LLC as Agent and Lender, and to Fleet Bank, N.A. as Lender, as successors in interest to the previous Agent and Lenders respectively.

RATIFIED, ACCEPTED AND CONSENTED:
JACO OVERSEAS, INC.

By: /s/ Jeffrey D. Gash
    ------------------------------
 Title:Executive Vice President
           Finance